EXHIBIT 10.4(a)(iii)
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                        CONSOLIDATED AMENDED AND RESTATED
                                   DEMAND NOTE
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                          Dated as of November 26, 2001

         ON DEMAND, FOR VALUE RECEIVED, Lynde H. Coit, (the "Undersigned"), promises to pay to the order of COVANTA ENERGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware, f/k/a Ogden Corporation, located and doing business at 40 Lane Road, Fairfield, New Jersey 07007, (the "Holder") the amount equal to the aggregate Fair Market Value (as defined herein) of the Shares (as defined herein) (such amount being referred to hereinafter as the "Indebtedness") in lawful money of the United States of America. The Undersigned agrees to pay all costs and expenses incurred by the Holder of this Note in any action taken to enforce or collect all or part of the Indebtedness evidenced hereby after default, including court costs and reasonable attorneys' fees.

         This Consolidated Amended and Restated Demand Note liquidates and consolidates, effective as of November 26, 2001, all of the Indebtedness, including interest thereon, evidenced by, and amends and restates the terms and conditions in their entirety of, that certain (i) Demand Note made by the Undersigned to and in favor of the Holder dated August 6, 1999, in the principal amount of $86,099.41, and (ii) Demand Note made by the Undersigned to and in favor of the Holder dated August 6, 1999, in the principal amount of $20,764.59.

         For the purposes of this Note, the term "Shares" shall mean, subject to any Adjustment (as defined below), 6,300 shares of common stock of Covanta Energy Corporation, a Delaware corporation, with a par value of $0.50 per share. If the shares of Holder common stock, with a par value of $0.50 per share, are changed as a result of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other similar transaction, the Shares shall be equitably adjusted (an "Adjustment"). For the purposes of this Note, the term "Fair Market Value" shall mean the price at which the Undersigned actually sells his shares, net of all costs of sale, in accordance with this Note. Additionally, if the Undersigned sells different portions of the "Shares" on different Business Days, the "Fair Market Value" of each portion of the Shares sold shall be determined on the Business Day that such portion of the Shares is actually sold. The term "Business Day," as used in this Note, shall mean any day on which the New York Stock Exchange is open for the transaction of business. Upon the sale of the Shares, the net proceeds shall be applied by the Undersigned within 10 Business Days to the discharge of this Note. There shall be no interest payable on this Note.

         Upon default in any payment hereunder for a period of thirty (30) days, or upon any default under any other indebtedness between the Undersigned and Holder in existence on the date hereof or existing at any time in the future, then all of the Indebtedness and any other obligations of the Undersigned hereunder shall become due and payable immediately, at the option of the Holder hereof, without the necessity for demand or notice. No failure to exercise such option shall be deemed a waiver on the part of the Holder of this Note of any right accruing thereafter.

         At any time within eighteen (18) months of the date hereof, the Holder may direct the Undersigned to sell the Shares on the open market. Such sale may only be required in accordance with the Holder's policy of business conduct. In addition, the Undersigned may decline to make such sale if he is advised against such sale by counsel on the grounds that such sale might violate state or federal securities laws or the rules of the New York Stock Exchange or other applicable self-regulatory organization. The demand for such sale shall be made in writing by the Chairman of the Holder's Compensation Committee. In addition, the Undersigned may sell the Shares on his own initiative, subject to the other provisions of this Note. The proceeds from any such sale of the Shares shall be applied by the Holder in full satisfaction of the Indebtedness of the Undersigned hereunder.

         Holder shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by the Holder, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Holder of any payments by or on behalf of the Undersigned on account of the Indebtedness evidenced by this Note shall not cure or be deemed to cure any default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by the Holder and the Undersigned.

         The Undersigned waives demand, notice, presentment, protest, notice of dishonor, notice of protest and diligence of collection of this Note. The Undersigned consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Holder with respect to the payment or other provisions of this Note.

         The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns, provided, however, that this Note cannot be assigned by the Undersigned without the prior written consent of Holder, and any such assignment or attempted assignment by the Undersigned shall be void and of no effect with respect to Holder.

         This is a demand note and all Indebtedness and any other obligations of the Undersigned hereunder shall become immediately due and payable upon demand. Notwithstanding all other provisions of this Note, no demand for any payment hereunder shall be made at any time except after providing direction to sell the Shares and allowing a reasonable period of time with which to comply with such direction and only insofar as such direction is one that the Undersigned is required to accept under this Note. In addition, the Indebtedness and any other obligations of the Undersigned hereunder shall automatically become immediately due and payable if the Undersigned or any endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding.

         This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         Unless applicable law requires a different method, any notice that must be given to Undersigned under this Note will be given by delivering it or mailing it by First Class Mail to Undersigned at 40 Lane Road, Fairfield, New Jersey 07007 or at a different address if the Undersigned gives the Holder a notice of a different address. Unless the Holder requires a different method, any notice that must be given to the Holder under this Note will be given by mailing it by First Class Mail to the Holder at the address stated above, or at a different address if the Holder gives the Undersigned a notice of a different address.

         Privilege is reserved to pay this debt in whole or in part at any time prior to maturity.

         This Note shall be governed by and construed in accordance with the substantive laws of the State of New York without reference to conflict of laws principles.


                                               /s/ Lynde H. Coit
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                                               Lynde H. Coit